Exhibit 10.4

HYPERDYNAMICS CORPORATION
2010 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Hyperdynamics Corporation, a Delaware corporation (the “Corporation”) hereby grants a restricted common stock award (the “Stock Award”) to the person named below.  This Stock Award is issued pursuant to the Hyperdynamics Corporation 2010 Equity Incentive Plan (the “Plan”) and the terms and conditions of this Stock Award shall be as set forth in the Plan and as are set forth in this Restricted Stock Award Agreement (“Agreement”).

Date of Grant:

Name of Holder:

Holder’s Social Security Number:  _____________

Number of Shares of the Corporation’s common stock, $0.001 par value (“Common Stock”) Covered by Award:  ___________

Purchase Price per Share of Common Stock (if any):

Restricted Stock Award	This Stock Award is intended to be a restricted stock award within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted accordingly.
Vesting
This Stock Award vests according to the following schedule:

▪ [__% immediately vested as of the Date of Grant;]

▪ ___% vests as of the first anniversary of the date of Grant;

▪ __% vests as of the second anniversary of the Date of Grant;

▪ __% vests as of the third anniversary of the Date of Grant;

Other than as described below, vesting will occur only during the period in which you continue to be employed by the Corporation.  No portion of the Stock Award will vest after your employment has terminated, other than as described below.

[Notwithstanding anything to the contrary, the Stock Award shall vest in full upon a Sale Event, as defined as follows.  For purposes of this Agreement, “Sale Event” means the consummation of (i) a voluntary dissolution or liquidation of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Corporation’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, or (iv) any other transaction in which the owners of the Corporation’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof.]

Termination of Employment
Except as described below, if your service is terminated by the Corporation for any reason or you resign for any reason, the unvested portion of your Stock Award will be forfeited at the close of business on your termination/resignation date.

Death	If you die while in service with the Corporation, your Stock Award will immediately vest in full in the year of your death.
Disability	If your service terminates because of your Disability, your Stock Award will immediately vest in full in the year of your disability.
Leaves of Absence
For purposes of this Stock Award, your service does not terminate when you go on a bona fide leave of absence approved by the Corporation in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is otherwise required by applicable law. However, your service will be treated as having been terminated 90 days after you begin a leave of absence, unless your right to return to work is guaranteed by law or by a contract.  Your service shall terminate in any event when the approved leave of absence ends unless you immediately return to service.  The Corporation shall determine which leave of absence counts as service for this purpose, and when your service terminates for all purposes under the Plan and this Agreement.

Withholding Taxes
The Corporation shall be entitled to deduct from other compensation payable to you any sums required by federal, state, or local tax law to be withheld with respect to the vesting of the Stock Award.  In the alternative, the Corporation may require you to pay such required sums directly to the Corporation.  If you are required to pay the sum directly to the Corporation, payment in cash or by check for such sums required to pay the taxes due shall be delivered to the Corporation.  You may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing: (i) the Corporation to withhold from vested shares of Common Stock to be issued by the Corporation, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the tax withholding amount due but such amount shall not exceed the minimum amount required to be paid by Federal state and local withholding requirements; or (ii) a third party broker to sell a number of vested shares of Common Stock that are otherwise deliverable to you with an aggregate Fair Market Value that would satisfy the tax withholding amount due but such amount shall not exceed the minimum amount required to be paid by Federal state and local withholding requirements. The Corporation shall have no obligation upon vesting of shares of Common Stock to issue stock certificates to you for the vested shares of Common Stock until payment with respect to taxes due has been received, unless the tax withholding as of or prior to the vesting of Common Stock is sufficient to cover all sums due.

Investment Representations
By signing this Agreement, you agree not to sell any shares of Common Stock acquired pursuant to this Stock Award at a time when applicable laws, regulations or the Corporation’s or any applicable underwriter’s trading policies prohibit such sale.

If the sale of vested shares of Common Stock under the Plan is not registered under applicable federal and state laws and regulations, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of receipt of the vested portion of the Stock Award that the vested shares of Common Stock being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and you shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

Tax Election
You have considered the availability of all tax elections in connection with the Stock Award, including the advisability of making of an election under Section 83(b) under the Code.  In the event that you make a Section 83(b) election with respect to the Stock Award, in accordance with section 1.83-2(d) of the United States Treasury Regulations, a copy of this election shall be furnished to the Corporation.

Transfer of Stock Award
Prior to your death, only you may hold the Stock Award to the extent that it represents unvested shares of Common Stock. You cannot transfer or assign this Stock Award to the extent that it represents unvested shares of Common Stock. For instance, you may not sell this Stock Award to the extent that it represents unvested shares of Common Stock or use it as security for a loan. If you attempt to do any of these things, this Stock Award will immediately become invalid. You may, however, dispose of this Stock Award in your will or transfer all or any portion of this Stock Award to a trust established for the sole benefit of you and/or your spouse or children, provided that the transferred portion of the Stock Award shall remain subject to the terms and conditions of this Agreement (including the vesting provisions) and the Plan.

Retention Rights	This Agreement does not give you the right to be retained by the Corporation in any capacity. The Corporation reserves the right to terminate your service at any time and for any reason.
Shareholder Rights
Neither you, nor your estate or heirs, have any rights as a shareholder of the Corporation until a certificate for the vested shares of Common Stock has been issued (or a book-entry account in your name is credited). No adjustments are made for dividends or other rights if the applicable record date occurs before your shares of Common Stock are issued (or a book entry account in your name is credited), except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of shares of Common Stock covered by this Stock Award shall be adjusted pursuant to the terms of the Plan.  Your Stock Award shall be subject to the terms of any agreement of merger, liquidation or reorganization in the event the Corporation is the subject of such a transaction.

Receipt and Delivery of Shares
You waive receipt from the Corporation of a certificate or certificates representing unvested shares of Common Stock pursuant to this Stock Award.  You acknowledge that the Corporation shall retain custody of such certificate or certificates until the restrictions imposed by this Agreement on the unvested shares of Common Stock granted hereunder lapse.  You acknowledge that, alternatively in the Corporation’s sole discretion, the unvested shares of Common Stock granted hereunder may be credited to a book-entry account in your name, with instructions from the Corporation to the Corporation’s transfer agent that such shares of Common Stock shall remain restricted until the restrictions imposed by this Agreement on such shares lapse.  In such case, you will provide the Corporation with a duly signed stock power in such form as may be requested by the Corporation.

Legends	All unvested shares of Common Stock upon grant, whether in certificate form or book-entry account in your name, may bear such legends as may be required under applicable law.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Texas (without regard to choice of law provisions).

By signing below, you agree to all of the terms and conditions set forth herein and in the Plan, a copy of which is also attached. Capitalized terms that are not defined herein have the meaning ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HYPERDYNAMICS CORPORATION:                                                                                     HOLDER:

By:
(Signature)

Its: ____________________________________
(Type or print name)